Exhibit 5.1

March 5, 2024

Viper Energy, Inc.

500 West Texas, Suite 100

Midland, Texas 79701

Re:	Viper Energy, Inc. Registration Statement on Form S-3/ASR

Ladies and Gentlemen:

We have acted as counsel to Viper Energy, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3/ASR (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale of up to an aggregate of 98,656,453 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.000001 per share (“Class A Common Stock”), by Diamondback Energy, Inc. (“Diamondback”) and Diamondback E&P LLC, each as a selling stockholder identified in the Registration Statement, and certain of their permitted transferees, successors and assigns described in the Registration Statement (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”), of which (i) 7,946,507 shares of Class A Common Stock are issued and outstanding as of the date hereof (the “Secondary Outstanding Shares”) and (ii) up to 90,709,946 shares of Class A Common Stock (the “Secondary Exchange Shares”) are issuable to the Selling Stockholders upon exchange of an equal number of shares of the Company’s Class B Common Stock (“Class B Common Stock”) and units representing limited liability company interests (“OpCo Units”) in Viper Energy Partners LLC (“OpCo”) under the terms and conditions of the Amended and Restated Exchange Agreement entered into by Diamondback, OpCo, Viper Energy Partners GP LLC and Viper Energy Partners LP (the Company’s predecessor), dated as of November 10, 2023, effective as of November 13, 2023 (the “Amended and Restated Exchange Agreement”). The Shares may be sold (or, in the case of the Secondary Exchange Shares, issued upon exchange and sold) or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the prospectus pursuant to Rule 415 under the Act (each, a “Prospectus Supplement’’). This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and OpCo and other certificates and documents of officials of the Company and OpCo, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed (i) the existence and entity power of each party to any document referred to herein other than the Company and OpCo and (ii) the Secondary Outstanding Shares are, and the Secondary Exchange Shares will be, uncertificated and upon sale (or, in the case of the Secondary Exchange Shares, upon exchange and sale) and delivery of any such Shares valid book-entry notations for the issuance of such Shares in uncertificated form will have been duly made in the share register of

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the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company and OpCo, all of which we assume to be true, correct and complete. Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)	The Secondary Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable; and

(2)

when the Secondary Exchange Shares have been duly issued and delivered in exchange for an equal number of shares of Class B Common Stock and OpCo Units as described in the Registration Statement and in accordance with the Amended and Restated Exchange Agreement, the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of May 9, 2018, as amended by the First Amendment thereto, dated as of March 30, 2020, and the Second Amendment thereto, dated as of December 27, 2021, and as in effect on the date hereof (as so amended, the “OpCo Agreement”), such Secondary Exchange Shares will have been duly authorized and validly issued and will be fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We have assumed that, in the case of each offering and sale of the Shares, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and such effectiveness shall not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such offering, (iii) such Shares will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Shares will have been duly authorized, executed and delivered by the Company and the other parties thereto, (v) in the case of the Secondary Exchange Shares, at the time of the issuance of such Secondary Exchange Shares (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation, (b) the Company will have the necessary corporate power and due authorization, and (c) the charter documents or other organizational documents of the Company and OpCo will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof, (vi) in the case of Secondary Exchange Shares, at the time of the issuance of such Secondary Exchange Shares (a) OpCo will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) OpCo will have the necessary limited liability company power and due authorization, and (c) the OpCo Agreement, the organizational or charter documents of the managing member of OpCo and the Amended and

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Restated Exchange Agreement will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof and (vii) in the case of the Secondary Exchange Shares, (a) sufficient number of shares of Class A Common Stock will be authorized for issuance under the Company’s certificate of incorporation, as in effect at such time, that have not otherwise been issued or reserved for issuance.

B. We express no opinion as to any laws of any jurisdiction other than the following published constitutions, treaties, laws, statutes, rules or regulations or judicial or administrative decisions (“Laws”): (i) the federal Laws of the United States; (ii) the Limited Liability Company Act of the State of Delaware; and (iii) the General Corporation Law of the State of Delaware.

C. This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity or any other circumstance.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP